Exhibit 99.1

For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Jaia Zimmerman
The Blueshirt Group	RightNow Technologies
415.217.7722	650.653.4441 Office
todd@blueshirtgroup.com	650.464.8462 Cell
stacie@blueshirtgroup.com	jzimmerman@rightnow.com

RightNow Reports Third Quarter 2011 Financial Results

BOZEMAN, Mont. (October 24, 2011) — RightNow® (NASDAQ: RNOW) today announced results for the third quarter ended September 30, 2011.

Third quarter 2011 financial results were as follows:

Total revenue was $57.7 million in the third quarter of 2011, compared to $48.6 million in the third quarter of 2010, reflecting a 19% increase. Recurring revenue in the third quarter of 2011 increased 24% to $47.9 million from $38.6 million in the third quarter of 2010.

Net income in the third quarter of 2011 was $1.5 million, or $0.04 per diluted share, compared to net income of $2.9 million, or $0.09 per diluted share, in the third quarter of 2010. Non-GAAP net income in the third quarter of 2011 was $6.6 million, or $0.19 per diluted share, compared to non-GAAP net income of $5.1 million, or $0.15 per diluted share, in the third quarter of 2010.

Total revenue was $164.8 million for the nine months ended September 30, 2011, compared to $134.1 million for the nine months ended September 30, 2010, reflecting a 23% increase. Recurring revenue in the nine months ended September 30, 2011 increased 27% to $135.2 million from $106.4 million in the nine months ended September 30, 2010.

Net income in the nine months ended September 30, 2011 was $3.1 million, or $0.09 per diluted share, compared to net income of $4.9 million, or $0.15 per diluted share, in the nine months ended September 30, 2010. Non-GAAP net income in the nine months ended September 30, 2011 was $15.7 million, or $0.44 per diluted share, compared to non-GAAP net income of $10.6 million, or $0.32 per diluted share, in the nine months ended September 30, 2010.

Quarterly Conference Call and Financial Presentation at Analyst Day Cancelled

RightNow is cancelling the third quarter 2011 earnings conference call that was previously scheduled for Tuesday, October 25, 2011. Additionally, the Company is cancelling its financial presentation from RightNow’s Analyst Day at the Broadmoor Hotel, in Colorado Springs, CO on Tuesday, October 25, 2011. To access the previously announced Analyst Day webcast please visit the RightNow investor relations portion of our website.

-more-

About RightNow Technologies

RightNow is helping rid the world of bad experiences one consumer interaction at a time, eight million times a day. RightNow CX, the customer experience suite, helps organizations deliver exceptional customer experiences across the web, social networks and contact centers, all delivered via the cloud. With more than ten billion customer interactions delivered, RightNow is the customer experience fabric for nearly 2,000 organizations around the globe. To learn more about RightNow, go to www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of The NASDAQ Stock Market LLC.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations, business and profit growth and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, the proposed merger between RightNow and Oracle; our business model; our ability to develop or acquire and gain market acceptance for new products and enhancements to existing products in a cost-effective and timely manner; general economic conditions; fluctuations in foreign currency exchange; the gain or loss of key customers; competitive pressures and other similar factors such as the availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; our ability to expand or contract operations, manage expenses and grow profitability; the rate at which our present and future customers adopt our existing and future products and services; fluctuations in our operating results including our revenue mix and our rate of growth; fluctuations in backlog; the risk that our investments in partner relationships and additional employees will not achieve expected results; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; any unanticipated ambiguities in fair value accounting standards; the amount and timing of any stock repurchases under our stock repurchase program; fluctuations in our operating results from the impact of stock-based compensation expense; our ability to manage and expand our partner relationships; our ability to hire, retain and motivate our employees and manage our growth; the risks associated with prior and future acquisitions; and risks associated with our offering of convertible senior notes including the potential impact on earnings per share calculations; and various other factors. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

FRNOW

-more-

RightNow Technologies, Inc.

Consolidated Balance Sheets

(In thousands) (Unaudited)

	Sept. 30, 2011	Dec. 31, 2010
Assets
Cash and cash equivalents	$108,299	$181,948
Short-term investments	133,152	94,759
Accounts receivable	39,364	39,338
Allowance for doubtful accounts	(1,467)	(2,021)

Net receivables	37,897	37,317
Deferred commissions	6,257	5,418
Prepaid and other current assets	5,447	4,662
Deferred tax assets	3,801	3,801

Total current assets	294,853	327,905

Property and equipment, net	13,603	10,702
Intangible assets, net	18,234	6,149
Goodwill	29,825	7,975
Deferred commissions, non-current	4,907	4,747
Other	5,012	4,921
Deferred tax assets, non-current	17,510	16,480

Total Assets	$383,944	$378,879

Liabilities and Stockholders’ Equity
Accounts payable	$6,949	$10,463
Commissions and bonuses payable	5,489	7,137
Other accrued liabilities	16,796	13,363
Current portion of deferred revenue	94,889	90,350

Total current liabilities	124,123	121,313

Deferred revenue, net of current portion	2,256	2,969
Deferred tax liability, non-current	1,003	—
Other long-term liabilities	405	—
2.50% Convertible senior notes due 2030	175,000	175,000

Total liabilities	302,787	299,282

Stockholders’ equity:
Common stock	36	35
Additional paid-in capital	161,389	136,717
Treasury stock, at cost	(55,031)	(29,149)
Accumulated other comprehensive income	1,606	1,953
Accumulated deficit	(26,843)	(29,959)

Total stockholders’ equity	81,157	79,597

Total Liabilities and Stockholders’ Equity	$383,944	$378,879

-more-

RightNow Technologies, Inc.

Consolidated Operating Statements

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue:
Recurring revenue	$47,924	$38,613	$135,246	$106,368
Professional services	9,749	9,980	29,572	27,781

Total revenue	57,673	48,593	164,818	134,149

Cost of revenue:
Recurring revenue	9,042	5,923	24,114	17,754
Professional services	8,679	8,395	27,500	23,105

Total cost of revenue	17,721	14,318	51,614	40,859

Gross profit	39,952	34,275	113,204	93,290

Operating expenses:
Sales and marketing	24,685	20,006	72,148	57,507
Research and development	5,143	5,160	16,320	15,089
General and administrative	5,986	4,975	18,534	13,598

Total operating expenses	35,814	30,141	107,002	86,194

Income from operations	4,138	4,134	6,202	7,096
Interest and other income (expense), net	(1,253)	454	(1,601)	656

Income before income taxes	2,885	4,588	4,601	7,752
Provision for income taxes	(1,353)	(1,693)	(1,485)	(2,868)

Net income	$1,532	$2,895	$3,116	$4,884

Net income per share:
Basic	$0.05	$0.09	$0.09	$0.15
Diluted	$0.04	$0.09	$0.09	$0.15

Shares used in the computation:
Basic	33,001	32,128	32,921	32,020
Diluted	35,652	33,659	35,750	33,515

Supplemental information of Non-GAAP reconciling items included in:
Cost of recurring revenue	$989	$127	$2,766	$357
Cost of professional services	531	128	1,405	364
Sales and marketing	1,661	818	4,276	2,295
Research and development	488	254	1,280	751
General and administrative	1,151	875	3,950	1,951
Interest and other income (expense, net)	253	—	(1,059)	—

Total Non-GAAP reconciling items (pre-tax)	$5,073	$2,202	$12,618	$5,718

-more-

RightNow Technologies, Inc.

Consolidated Statements of Cash Flow

(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Operating activities:
Net income	$1,532	$2,895	$3,116	$4,884
Non-cash adjustments:
Depreciation and amortization	3,574	1,812	9,694	5,749
Impairment of internally developed software	809		809
Stock-based compensation	3,841	2,202	10,568	5,718
Provision for losses on accounts receivable	25	50	66	131
Foreign currency gain related to acquisition	—	—	(1,819)	—
Changes in operating accounts, net of business acquisitions:
Receivables	5,360	(963)	2,379	(1,424)
Prepaid and other current assets	(618)	552	(175)	(1,316)
Deferred commissions	(324)	(263)	(979)	726
Accounts payable	238	566	(4,175)	3,710
Commissions and bonuses payable	(510)	1,451	(1,667)	(122)
Other accrued liabilities	(1,439)	382	2,351	2,946
Deferred revenue	(1,839)	(2,887)	1,268	(7,661)
Other	658	176	(210)	157

Cash provided by operating activities	11,307	5,973	21,226	13,498

Investing activities:
Net change in investments	971	6,935	(38,326)	23,700
Acquisition of property and equipment	(2,476)	(1,639)	(7,624)	(5,475)
Intangible asset additions	(1,836)	(1,120)	(4,919)	(3,459)
Business acquisitions, net of cash acquired	—	—	(33,837)	—

Cash provided by (used in) investing activities	(3,341)	4,176	(84,706)	14,766

Financing activities:
Purchase of treasury stock	(25,882)	—	(25,882)	—
Proceeds from issuance of common stock	4,416	3,068	12,792	4,636
Excess tax benefit of stock options exercised	865	1,491	1,314	2,621
Payments on debt	(11)	—	(271)	(22)

Cash provided by (used in) financing activities	(20,612)	4,559	(12,047)	7,235

Effect of foreign exchange rates on cash and cash equivalents	(847)	1,808	1,878	683

Increase (decrease) in cash and cash equivalents	(13,493)	16,516	(73,649)	36,182

Cash and cash equivalents at beginning of period	121,792	61,212	181,948	41,546

Cash and cash equivalents at end of period	$108,299	$77,728	$108,299	$77,728

-more-

RightNow Technologies, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measurements

(Amounts in thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Income from operations as reported	$4,138	$4,134	$6,202	$7,096
Income from operations as a % of total revenue (operating margin)	7%	9%	4%	5%
Non-GAAP reconciling items (pre-tax)
Add stock-based compensation (“SBC”)	3,854	2,202	10,581	5,718
Add Q-go acquisition costs	—	—	415	—
Add amortization expense of acquired intangible assets	966	—	2,681	—

Non-GAAP income from operations	$8,958	$6,336	$19,879	$12,814

Non-GAAP income from operations as a % of total revenue (Non-GAAP operating margin)	16%	13%	12%	10%

Net income as reported	$1,532	$2,895	$3,116	$4,884
Non-GAAP reconciling items (pre-tax)
Add stock-based compensation (“SBC”)	3,854	2,202	10,581	5,718
Add Q-go acquisition costs	—	—	415	—
Add amortization expense of acquired intangible assets	966	—	2,681	—
Add amortization of debt issuance expense	253	—	760	—
Less foreign currency gain	—	—	(1,819)	—

Non-GAAP Net income	$6,605	$5,097	$15,734	$10,602

Net income per share, as reported (basic)	$0.05	$0.09	$0.09	$0.15
Net income per share, as reported (diluted)	0.04	0.09	0.09	0.15
Non-GAAP Net income per share (basic)	0.20	0.16	0.48	0.33
Non-GAAP Net income per share (diluted)	0.19	0.15	0.44	0.32

Shares outstanding (basic), as reported	33,001	32,128	32,921	32,020
Shares outstanding (diluted), as reported	35,652	33,659	35,750	33,515

-more-

About Non-GAAP Financial Measures

Non-GAAP net income, operating margin and diluted net income per share are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for net income and net income per share or any other performance measure determined in accordance with GAAP. We present non-GAAP net income, operating margin and net income per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods.

Our stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in our stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

In calculating non-GAAP income from operations, operating margin, net income and net income per share, management excluded stock-based compensation expenses, acquisition costs and amortization associated with acquired intangible assets and debt amortization expenses (debt amortization expense was not included in non-GAAP income from operations because the amount was not recorded as operating income), to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such expenses and gain are not, in management’s view, related to the Company’s ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and resource allocation.

During the first quarter of 2011, we recorded a $1.8 million foreign currency gain related to our acquisition of Q go. This gain was excluded from our nine months ended September 30, 2011 non-GAAP net income and net income per share calculations (the gain was not included in non-GAAP income from operations because the amount was not recorded to operating income).

Management further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP net income, operating margin and net income per share also facilitate a comparison of RightNow’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP financial measures have limitations as an analytical tool, and readers should not consider these measures in isolation or as substitutes for GAAP operating income, net income and net income per share. In the future, we expect to incur additional stock-based compensation expenses and the exclusion of these expenses in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. In the future, we also expect to incur additional acquisition costs and amortization associated with acquired intangible assets and we anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. These acquired intangible assets will be considered for impairment, but will be considered a static expense, one that is not typically affected by operations during any particular period. Lastly, we anticipate excluding amortization of debt issuance costs from our future presentation of our non-GAAP financial measures as these costs are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business, and RightNow believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry.

-more-

Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, which include:

•	Other companies inside and outside of our industry may calculate non-GAAP net income and net income per share differently than we do, limiting their usefulness as a comparative tool; and

•

The Company’s income tax expense or benefit will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our future GAAP financial measures reflecting the exclusion of stock-based compensation expenses, amortization of acquired intangible assets, and amortization of debt issuance costs are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of its use of non-GAAP financial measures by presenting comparable GAAP with equal or greater prominence. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income, operating margin and net income per share. For more information, see the consolidated operating statements and reconciliation of non-GAAP measurements contained in this press release.

***

-more-